Exhibit 10.8

EARNOUT AND CLAWBACK AGREEMENT

This earnout and clawback agreement (this “Agreement”) sets forth the earnout and clawback provisions agreed to by Cycurion, Inc., a Delaware corporation (“Buyer”), and Kustom Entertainment, Inc., a Nevada corporation (“Seller”), in connection with that certain Asset Purchase Agreement, dated as of June 24, 2026, as amended by Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (collectively, the “Purchase Agreement”), between Buyer and Seller, pursuant to which Buyer will acquire Seller’s Video Solutions business division (the “Video Solutions Business”). For purposes of this Agreement, the “Video Solutions Business” means the business of development, manufacturing, sale, licensing, support, and servicing of video hardware, camera products, platforms, software, and software solutions. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

SECTION 1. EARNOUT AND CLAWBACK FRAMEWORK

1.1 Structure and Intent. The parties acknowledge and agree that the earnout and clawback provisions set forth herein are intended to align the economic interests of Buyer and Seller with respect to the post-Closing financial performance of the Video Solutions Business, with key deal terms attached as Exhibit A.

1.2 Symmetrical Framework; Caps. The earnout and clawback structure shall be symmetrical such that:

(i) the maximum Earnout payable by Buyer to Seller shall not exceed $500,000 for each fiscal year during the Earnout Period and $1,000,000 in the aggregate; and

(ii) the maximum Clawback recoverable by Buyer from Seller shall not exceed $500,000 for each fiscal year during the Earnout Period and $1,000,000 in the aggregate.

1.3 Performance Baseline. The targets used to determine both Earnout (as defined in Section 2.1 below) and Clawback (as defined in Section 3.1 below) shall be based on the financial projections for the Video Solutions Business set forth in the 24-month pro forma financial statements prepared by Seller (the “Pro Forma Target”).

1.4 Performance Metric. The sole performance metric for purposes of determining both Earnout and Clawback shall be total revenue of the Video Solutions Business, determined in accordance with Section 4.1 of this Agreement (“Revenue”).

1.5 Earnout Principle. Seller shall be entitled to Earnout payments to the extent that actual Revenue of the Video Solutions Business for a given fiscal year exceeds the applicable Pro Forma target, subject to the terms and conditions set forth herein.

1.6 Clawback Principle. Buyer shall be entitled to Clawback recovery to the extent that actual Revenue for a given fiscal year falls below the applicable Pro Forma Target by more than the Grace Threshold, subject to the terms and conditions set forth herein.

1.7 Grace Threshold. No Clawback shall be triggered unless Revenue for the applicable period is more than twenty percent (20%) below the applicable Pro Forma Target (the “Grace Threshold”), reflecting the parties’ agreement that ordinary course variability in financial projections shall not give rise to any Clawback obligation.

1.8 Construction. This Section 1.8 shall be construed to give effect to the parties’ intent that:

(i) Seller participates in upside performance through Earnout payments; and

(ii) Buyer is protected against material underperformance through Clawback rights, subject only to the Grace Threshold and the express limitations set forth herein.

1.9 Exhibits. All Exhibits attached hereto are hereby incorporated into and made a part of this Agreement for all purposes; provided, however, that in the event of any inconsistency between this Agreement and any Exhibit, the terms of this Agreement shall control.

SECTION 2. EARNOUT PROVISIONS

2.1 Earnout Right. Subject to the terms and conditions of this Agreement, Seller shall be entitled to receive additional contingent consideration (the “Earnout”) based on the post-Closing Revenue performance of the Video Solutions Business during the Earnout Period.

2.2 Earnout Period. The “Earnout Period” shall consist of the fiscal years ending December 31, 2026 and December 31, 2027. The Earnout shall be calculated independently for each fiscal year.

2.3 Revenue Targets. The applicable Revenue targets for purposes of calculating the Earnout (each, a “Target”) shall be:

(a) fiscal year 2026: $5,500,000 and

(b) fiscal year 2027: $5,800,000.

2.4 Earnout Calculation. For each fiscal year during the Earnout Period, the Earnout shall be calculated as follows:

Earnout = Floor (Revenue Outperformance Percentage ÷ 10%) × $100,000

For purposes of this Section:

“Revenue Outperformance Percentage” means the percentage by which Revenue exceeds the applicable Target.

2.5 Earnout Schedule. The Earnout payable for each fiscal year shall be determined as follows:

(i) If Revenue is less than or equal to the applicable Target, no Earnout shall be payable.

(ii) If Revenue exceeds the applicable Target, Earnout shall be payable in increments of $100,000 for each full 20% by which Revenue exceeds the Target, as follows:

• >20% above Target → $100,000

• >30% above Target → $200,000

• >40% above Target → $300,000

• >50% above Target → $400,000

• >60% above Target → $500,000

All Earnout calculations shall be based solely on completed 10% increments, and any partial increment shall be disregarded. A summary illustration of the Earnout calculation mechanics is set forth in Exhibit B attached hereto.

2.6 Earnout Caps.

(a) Annual Cap. The Earnout payable with respect to any fiscal year shall not exceed $500,000.

(b) Aggregate Cap. The total Earnout payable over the Earnout Period shall not exceed $1,000,000.

2.7 Earnout Statement and Payment.

(a) Earnout Statement. Within ninety (90) days following the end of each fiscal year, Buyer shall prepare and deliver to Seller a written statement (the “Earnout Statement”) setting forth Buyer’s determination of Revenue and the resulting Earnout, if any.

(b) Payment Timing. Subject to final determination of the Earnout Statement in accordance with Section 5, Buyer shall pay any Earnout due in immediately available funds within forty-five (45) days following such final determination.

The examples set forth in Exhibit C are for illustrative purposes only and are not intended to modify or interpret the terms of this Agreement.

2.8 Binding Obligation; Survival. The Earnout shall constitute additional purchase price payable under this Agreement.

2.9 Determination of Revenue. Revenue shall be determined by Buyer in good faith in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), consistently applied, and consistent with the accounting principles used in preparing the Pro Forma Target, and shall exclude any purchase accounting adjustments. Buyer’s determination shall be final and binding absent manifest error or a timely dispute under Section 5.

2.10 Buyer Operating Discretion.

(a) General Control. Buyer shall have sole and absolute discretion with respect to the operation of the Video Solutions Business following the Closing, including all decisions relating to integration, personnel, pricing, cost structure, capital allocation, and strategic direction.

(b) No Obligation to Maximize Earnout. Buyer shall have no obligation to operate the Video Solutions Business in a manner designed to achieve or maximize the Earnout.

2.11 Limitation on Adjustments. No adjustment to the Earnout shall be made except to the extent that Seller demonstrates that Buyer took actions in bad faith and primarily for the purpose of avoiding or reducing the Earnout.

2.12 No Implied Duties. Except as expressly set forth in this Section 2, Buyer shall have no duty to take or refrain from taking any action with respect to the operation of the Video Solutions Business for the purpose of affecting the Earnout.

SECTION 3. CLAWBACK PROVISIONS

3.1 Clawback Right. Subject to the terms and conditions of this Agreement, Buyer shall be entitled to a reduction of the Purchase Price (the “Clawback”) based on the post-Closing Revenue performance of the Video Solutions Business during the Earnout Period.

3.2 Clawback Period. The Clawback shall be determined independently for each fiscal year during the Earnout Period (i.e., fiscal years ending December 31, 2026 and December 31, 2027).

3.3 Grace Threshold. No Clawback shall be triggered unless Revenue for the applicable fiscal year is more than the Grace Threshold.

For the avoidance of doubt, if Revenue is equal to or greater than eighty percent (80%) of the applicable Target, no Clawback shall apply.

3.4 Clawback Calculation. For each fiscal year:

Clawback = Floor ((Revenue Shortfall Percentage − 20%) ÷ 10%) × $100,000

For purposes of this Section:

“Revenue Shortfall Percentage” means the percentage by which Revenue is below the applicable Target.

3.5 Clawback Schedule. The Clawback payable for each fiscal year shall be determined as follows:

• 0%–20% below Target → $0 (Grace Threshold)

• >30% below Target → $100,000

• >40% below Target → $200,000

• >50% below Target → $300,000

• >60% below Target → $400,000

• >70% below Target → $500,000

All Clawback calculations shall be based solely on completed 10% increments beyond the Grace Threshold, and any partial increment shall be disregarded.

3.6 Clawback Caps.

(a) Annual Cap. The Clawback for any fiscal year shall not exceed $500,000.

(b) Aggregate Cap. The total Clawback over the Earnout Period shall not exceed $1,000,000.

(c) Prepayment Adjustment. If Buyer prepays the Secured Promissory Note, dated August 3, 2026, issued in connection with the transaction within twelve (12) months following the Closing and receives any corresponding discount or economic benefit, then (i) the annual Clawback cap shall be reduced to $250,000, and (ii) the aggregate Clawback cap shall be reduced to $500,000.

3.7 Payment Mechanics.

(a) Netting. Any Clawback for a fiscal year shall first be applied as a reduction to any Earnout payable for such fiscal year.

(b) Excess Payment. To the extent the Clawback exceeds any Earnout otherwise payable, Seller shall pay such excess amount to Buyer in immediately available funds within forty-five (45) days following final determination of the applicable Earnout Statement.

3.8 Binding Obligation; Survival. Clawback obligations shall survive the Closing and shall constitute binding contractual obligations of Seller under this Agreement.

3.9 Determination and Finality. The determination of Revenue, Revenue Shortfall Percentage, and any resulting Clawback shall be made in accordance with Sections 2 and 5 and the Earnout Statement procedures set forth therein.

3.10 Limitation on Clawback Adjustments. No Clawback shall be reduced or eliminated except to the extent that Seller demonstrates that such Revenue shortfall was directly caused by actions taken by Buyer in bad faith and primarily for the purpose of triggering or increasing the Clawback.

3.11 Buyer Operational Discretion. For the avoidance of doubt:

(a) Buyer shall have no obligation to operate the Video Solutions Business in a manner designed to avoid a Clawback; and

(b) Changes in business operations, integration, strategy, pricing, personnel, capital allocation, or other business decisions made by Buyer in good faith shall not give rise to any reduction or elimination of a Clawback.

4.1 Definition of Revenue. For purposes of this Agreement, “Revenue” means the revenue of the Video Solutions Business as determined by Buyer in good faith, in accordance with U.S. GAAP, consistently applied, and using accounting methodologies consistent with those used in preparing the Pro Forma. Revenue shall be calculated without giving effect to any purchase accounting adjustments arising from the transactions contemplated by this Agreement. Buyer’s determination of Revenue shall be final and binding absent manifest error or a timely dispute pursuant to Section 5.3.

4.2 Limited Adjustments.

(a) Permitted Adjustments. The Targets and/or Revenue calculation shall be adjusted only to the extent necessary to reflect:

(i) any change in U.S. GAAP or applicable law that is required to be adopted after the Closing and that materially impacts the calculation of Revenue; or

(ii) any accounting reclassification required by a governmental authority that directly affects Revenue recognition.

(b) Excluded Adjustments. No adjustment shall be made for:

(i) general economic or market conditions;

(ii) changes in industry conditions;

(iii) Buyer’s business decisions, including integration, restructuring, pricing, or strategic changes; or

(iv) any failure of the business to meet projections.

(c) Standard for Adjustment. Any adjustment permitted under this Section 4.2 must be:

(i) directly attributable to the applicable event;

(ii) quantified based on objective accounting principles; and

(iii) applied consistently.

(d) No Open-Ended Negotiation. The parties shall not be required to renegotiate Targets or Revenue metrics except as expressly provided in this Section 4.2.

SECTION 5. DISPUTE RESOLUTION

5.1 Review Period. Seller shall have thirty (30) days following receipt of the Earnout Statement (the “Review Period”) to review such statement. If Seller disputes any portion of the Earnout Statement, Seller shall deliver to Buyer a written notice (the “Objection Notice”) prior to the expiration of the Review Period, specifying in reasonable detail the nature and basis of each disputed item. Any items not specifically identified in the Objection Notice shall be deemed accepted by Seller. During the Review Period, Buyer shall provide Seller and its representatives reasonable access, during normal business hours and upon reasonable prior notice, to the books, records, and work papers of the Video Solutions Business reasonably necessary to evaluate the Earnout Statement; provided, however, that such access shall (i) not unreasonably disrupt Buyer’s operations and (ii) be subject to customary confidentiality obligations.

If Seller does not deliver an Objection Notice within the Review Period, the Earnout Statement shall become final, conclusive, and binding on the parties.

5.2 Dispute Resolution.

(a) Negotiation Period. If Seller timely delivers an Objection Notice, the parties shall attempt in good faith to resolve the disputed items for a period of thirty (30) days following Buyer’s receipt of such Objection Notice.

(b) Independent Accountant. If the parties are unable to resolve all disputed items within such period, the remaining unresolved matters shall be submitted to an independent nationally recognized accounting firm mutually agreed upon by the parties (the “Independent Accountant”).

(c) Scope of Review. The Independent Accountant shall act as an expert and not as an arbitrator and shall resolve only those specific disputed items set forth in the Objection Notice that remain unresolved. The Independent Accountant shall not consider any new issues or adjustments not raised in the Objection Notice and shall not make any determination inconsistent with this Agreement.

(d) Determination. The Independent Accountant shall make its determination in accordance with the terms of this Agreement within forty-five (45) days of engagement, and such determination shall be final, conclusive, and binding on the parties.

(e) Allocation of Fees. The fees and expenses of the Independent Accountant shall be borne by the non-prevailing party, or, if neither party substantially prevails, shall be allocated between the parties in proportion to the relative success of their respective positions, as determined by the Independent Accountant.

(f) Effect of Determination. Following the final resolution of any disputed items, the applicable Earnout and/or Clawback amount shall be promptly paid in accordance with this Agreement, with any required payments to be made within forty-five (45) days thereafter.

SECTION 6. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

SECTION 7. ENTIRE AGREEMENT.

This Agreement, together with the Purchase Agreement and the Exhibits hereto, constitutes the entire agreement between the parties and supersedes all prior understandings with respect to the subject matter hereof.

SECTION 8. WAIVER.

No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

SECTION 9. ASSIGNMENT.

Seller may not assign this Agreement without Buyer’s prior written consent. Buyer may assign this Agreement in connection with any assignment of the Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Earnout and Clawback Agreement]

EXHIBIT A

Key Deal Terms

Term	Detail
Buyer	Cycurion, Inc.
Seller	Kustom Entertainment, Inc.
Transaction Type	Asset Purchase Agreement
Base Purchase Price	As agreed at closing per the Asset Purchase Agreement
Maximum Earnout	$1,000,000 cumulative ($500,000 per year over the two-year Earnout Period)
Maximum Clawback	$1,000,000 cumulative ($500,000 per year over the two-year Clawback Period)
Earnout Period	Two (2) fiscal years: January 1, 2026 – December 31, 2027
Primary Metric	Total revenue
Year 1 Revenue Target (2026)	$5,500,000 (per Video Solutions Pro Forma)
Year 2 Revenue Target (2027)	$5,800,000 (per Video Solutions Pro Forma)
Measurement Deadline	Within 90 days of each fiscal year-end
Dispute Resolution	Independent CPA/arbitrator if parties cannot agree within 30 days

EXHIBIT B

Combined Earnout and Clawback Schedule (Illustrative)

This Exhibit B provides a summary representation of the Earnout and Clawback mechanics for convenience only. All determinations shall be made in accordance with Sections 2 and 3 of the Agreement.

REVENUE Above Target	Earnout Payment per fiscal year	REVENUE Below Target	Clawback Amount per fiscal year
> 20% above	$100,000	Grace zone (0–20%)	$0
> 30% above	$200,000	> 30% below	($100,000)
> 40% above	$300,000	> 40% below	($200,000)
> 50% above	$400,000	> 50% below	($300,000)
> 60% above	$500,000	> 60% below	($400,000)
		> 70% below	($500,000)

EXHIBIT C

Worked Examples (Illustrative)

This Exhibit C sets forth illustrative examples of the Earnout and Clawback calculations. These examples are provided for explanatory purposes only and shall not modify or supersede the terms of the Agreement.

Scenario	Actual Result	Variance	Payment / Clawback
Scenario A	Actual REVENUE = $6,600,000	+20% above target	Earnout: $200,000
Scenario B	Actual REVENUE = $5,500,000	Exactly at target	No earnout, no clawback: $0
Scenario C	Actual REVENUE = $3,850,000	-20% below target (within grace zone)	No clawback: $0
Scenario D	Actual REVENUE = $3,300,000	-40% below target (first clawback tier)	Clawback: ($200,000)
Scenario E	Actual REVENUE = $2,750,000	-50% below target	Clawback: ($300,000)
Scenario F	Actual REVENUE = $0	-100%+ below target	Maximum Clawback: ($500,000)